Exhibit 99.1

             Dayton Superior Reports Third Quarter 2006 Net Income

     DAYTON, Ohio--(BUSINESS WIRE)--Nov. 8, 2006--Dayton Superior Corporation expects to issue interim financial statements for the third quarter ended September 29, 2006 on or about November 13, 2006 and expects to report the summary statement of operations attached to this press release. The actual net loss for the three and nine months ended September 29, 2006 may differ from our preliminary estimates in this press release.

     Third quarter 2006 sales totaled a record $132 million, up 15% over the third quarter of 2005. Product sales were $108 million, an increase of 12% from the third quarter of 2005. The revenue increase was due to higher unit volume and higher selling prices. Rental revenue of $16 million increased 18% from $14 million in the third quarter of 2005 - the result of an improving non-residential construction equipment rental market. Used rental equipment sales were up $4 million over the third quarter of 2005 due to increased customer demand. Used rental equipment sales may vary significantly from quarter to quarter.

     Gross profit was $39 million in the third quarter of 2006 as compared to $28 million in the same period of 2005. Product gross profit contributed $27 million, or 25% of sales, an increase from the $22 million, or 22% of sales, in the third quarter of 2005. The $6 million increase was due to higher unit sales. The improvement in gross profit as a percent of sales was due to manufacturing and freight efficiencies and lower costs from expanded product outsourcing. Rental gross profit for the third quarter of 2006 was $7 million, as compared to $4 million in the third quarter of 2005. Depreciation on rental equipment for the third quarter of 2006 was $5 million, as compared to $6 million in the same period of 2005. The difference was primarily due to a change in the estimated useful lives of certain rental equipment effective January 1, 2006. Rental gross profit before depreciation was $12 million in the quarter, or 75% of revenue, a 23% increase from the $10 million, or 72% of revenue, reported last year. The increase in rental gross profit before depreciation resulted from increased rental revenue and higher utilization compared to 2005. Gross profit on sales of used rental equipment for the third quarter of 2006 was better than in the third quarter of 2005 and fluctuates based on the age and type of equipment sold.

     Selling, general, and administrative expenses increased to $27 million in the recent quarter from $23 million for the third quarter of 2005. The increase was due to increased distribution costs, consulting fees for profit improvement initiatives, non-cash stock option expense, retirement account costs, selling costs, and healthcare costs.

     Interest expense was $13 million for the third quarter of 2006 and $12 million for the third quarter of 2005.

     The Company reported net loss of ($0.3) million for the third quarter of 2006, which was a significant improvement compared to the net loss of $(7) million for the third quarter of 2005.

     Sales for the first nine months of 2006 were $363 million, up $46 million, or 14%, from the same period of 2005. Product sales were $301 million, an increase of $31 million, or 11%, from 2005. Unit volume was higher due to improving non-residential construction markets. Rental revenue of $44 million for the first nine months of 2006 increased 24% from $36 million in 2005 due to more equipment on rent from improving non-residential rental markets. Used rental equipment sales increased to $18 million for the first nine months of 2006 from $12 million in 2005 due to higher customer demand. Used rental equipment sales may vary significantly from quarter to quarter.

     Gross profit for the first nine months of 2006 was $104 million, or 29% of sales, an increase from $78 million, or 25% of sales, in 2005. Product sales contributed $74 million, or 24% of sales, an increase from the $62 million, or 23% of sales, in 2005. The $12 million increase was due to higher unit sales. The improvement in gross profit as a percent of sales was due to lower costs from manufacturing and freight efficiencies and lower costs from higher product outsourcing. Rental gross profit for the first nine months of 2006 was $18 million, as compared to $9 million in the first nine months of 2005. Depreciation on rental equipment for the first nine months of 2006 was $14 million, as compared to $16 million in the same period of 2005. The difference was primarily due to a change in the estimated useful lives of certain rental equipment effective January 1, 2006. Rental gross profit before depreciation was $32 million in the first nine months of 2006, or 73% of revenue, a 30% increase from the $25 million, or 69% of revenue reported last year. The increase in rental gross profit before depreciation resulted from higher rental revenue and the leveraging of rental assets on higher rental revenue. Gross profit on sales of used rental equipment increased in the first nine months of 2006 compared to the first nine months of 2005. Gross margin percentages fluctuate based on the age and type of equipment sold and remained within historical ranges.

     Selling, general, and administrative expenses increased to $75 million for the first nine months of 2006 from $69 million in the first nine months of 2005. The increase was due to increased distribution costs, consulting fees for profit improvement initiatives, selling costs, retirement account costs, non-cash stock option expense, and healthcare costs.

     Net interest expense was $38 million for first nine months of 2006, and increased $1 million from the comparable prior year period due to higher interest rates and higher average borrowings on the revolving line of credit facility.

     The Company reported a net loss of $(8) million for the first nine months of 2006, compared to a net loss of $(27) million in the first nine months of 2005.

     Dayton Superior is the leading North American provider of specialized products consumed in non-residential, concrete construction, and we believe we are the largest concrete forming and shoring rental company serving the domestic, non-residential construction market. Our products can be found on construction sites nationwide and are used in non-residential construction projects, including: infrastructure projects, such as highways, bridges, airports, power plants and water management projects; institutional projects, such as schools, stadiums, hospitals and government buildings; and commercial projects, such as retail stores, offices and recreational, distribution and manufacturing facilities.

     This press release contains certain forward-statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). These statements that are not statements of historical fact and may include a number of risks and uncertainties with respect to our financial condition, results of operations and business. Forward-looking statements include statements that may relate to our plans, objectives, goals, strategies, future events, future revenues or performance, capital expenditures, financing needs and other information that is not historical information and can be identified by the use of terminology such as "subject to", "believes", "anticipates," "plans," "expects," "intends," "estimates," "projects," "may," "should," "can," the negatives thereof, variations thereon and similar expressions, or by discussions of strategy.

     All forward-looking statements are based upon our current expectations and various assumptions. We believe there is a reasonable basis for our expectations and beliefs, but they are inherently uncertain, we may not realize our expectations and our beliefs may not prove correct. Actual results could differ materially from those described or implied by such forward-looking statements. Factors that may materially affect such forward-looking statements include: depressed or fluctuating market conditions for our products and services; operating restrictions imposed by our existing debt; increased raw material costs and operating expenses; our ability to comply with environmental regulations and to absorb environmental investigation, remediation and compliance costs; the loss of certain key customers; the loss of key personnel; exposure to the local business risks of our Mexican operations and foreign sourcing partners; conflicts of interest with our major shareholder; our ability to increase manufacturing efficiency, leverage our purchasing power and broaden our distribution network; our ability to successfully identify, complete and integrate acquisitions; our ability to develop new products; the competitive nature of our industry in general, as well as our specific market areas; changes in prevailing interest rates and the availability of and terms of financing to fund the anticipated growth of our business; and labor disturbances. Consequently, such forward-looking statements should be regarded solely as our current plans, estimates and beliefs. You are cautioned not to place undue reliance on forward-looking statements. We cannot guarantee future results, events, levels of activity, performance or achievements.

     (tables follow)


                     Dayton Superior Corporation
              Summary Statement of Operations, Unaudited
                            (in thousands)

                                         For the fiscal quarter ended:
                                          September 29,  September 30,
                                              2006           2005

Product sales                                  $107,852       $96,557
Rental revenue                                   16,275        13,816
Used rental equipment sales                       7,514         3,698
                                         --------------- -------------
  Net Sales                                     131,641       114,071
                                         --------------- -------------

Product cost of sales                            80,589        75,018
Rental cost of sales                              9,600         9,594
Used rental equipment cost of sales               2,243         1,270
                                         --------------- -------------
    Cost of Sales                                92,432        85,882
                                         --------------- -------------

Product gross profit                             27,263        21,539
Rental gross profit                               6,675         4,222
Used rental equipment gross profit                5,271         2,428
                                         --------------- -------------
    Gross Profit                                 39,209        28,189

Rental gross profit without depreciation         12,209         9,890

Product gross profit %                             25.3%         22.3%
Rental gross profit %                              41.0%         30.6%
Used rental equipment gross profit %               70.1%         65.7%

    Gross Profit %                                 29.8%         24.7%

Rental gross profit % without
 depreciation                                      75.0%         71.6%

Selling, General & Administrative                26,592        22,736
Selling, General & Administrative %                20.2%         19.9%
Facility Closing and Severance Expenses              96           211
Gain on Disposals of Property, Plant, and
 Equipment                                         (439)         (543)
Amortization of Intangibles                         158           180
                                         --------------- -------------
Income from Operations                           12,802         5,605
Income from Operations %                            9.7%          4.9%

Interest Expense, net                            12,946        12,183
Other Expense (Income)                              (46)           79
                                         --------------- -------------
Loss Before Provision for Income Taxes              (98)       (6,657)
Pretax Margin                                     (0.1%)        (5.8%)
Provision for Income Taxes                          244             -
                                         --------------- -------------
Net Loss                                          $(342)      $(6,657)
                                         =============== =============
Rental Depreciation                              $5,534        $5,668
Other Depreciation and Amortization               1,711         2,272
                                         --------------- -------------
Total Depreciation and Amortization              $7,245        $7,940
                                         =============== =============


                     Dayton Superior Corporation
              Summary Statement of Operations, Unaudited
                            (in thousands)

                                     For the nine fiscal months ended:
                                       September 29,    September 30,
                                            2006             2005

Product sales                                 $300,535       $269,643
Rental revenue                                  44,428         35,961
Used rental equipment sales                     18,224         11,953
                                     ------------------ --------------
  Net Sales                                    363,187        317,557
                                     ------------------ --------------

Product cost of sales                          226,992        208,030
Rental cost of sales                            26,330         27,389
Used rental equipment cost of sales              5,435          4,188
                                     ------------------ --------------
    Cost of Sales                              258,757        239,607
                                     ------------------ --------------

Product gross profit                            73,543         61,613
Rental gross profit                             18,098          8,572
Used rental equipment gross profit              12,789          7,765
                                     ------------------ --------------
    Gross Profit                               104,430         77,950

Rental gross profit without
 depreciation                                   32,325         24,901

Product gross profit %                            24.5%          22.8%
Rental gross profit %                             40.7%          23.8%
Used rental equipment gross profit %              70.2%          66.0%

    Gross Profit %                                28.8%          24.5%

Rental gross profit % without
 depreciation                                     72.8%          69.2%

Selling, General & Administrative               75,163         68,993
Selling, General & Administrative %               20.7%          21.7%
Facility Closing and Severance
 Expenses                                          373            542
Gain on Disposals of Property, Plant,
 and Equipment                                  (1,775)        (1,629)
Amortization of Intangibles                        485            486
                                     ------------------ --------------
Income from Operations                          30,184          9,558
Income from Operations %                           8.3%           3.0%

Interest Expense, net                           37,540         36,417
Other Expense                                      108             84
                                     ------------------ --------------
Loss Before Income Taxes                        (7,464)       (26,943)
Pretax Margin                                    (2.1%)         (8.5%)
Provision for Income Taxes                         459              -
                                     ------------------ --------------
Net Loss                                       $(7,923)      $(26,943)
                                     ================== ==============
Rental Depreciation                            $14,227        $16,329
Other Depreciation and Amortization              5,232          6,907
                                     ------------------ --------------
Total Depreciation and Amortization            $19,459        $23,236
                                     ================== ==============


     CONTACT: Dayton Superior Corporation, Dayton
              Edward J. Puisis, Executive Vice President & CFO,
              937-428-7172
              Fax: 937-428-9115